Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. ANNOUNCES
2015 SECOND QUARTER RESULTS

ITASCA, IL, July 21, 2015 - First Midwest Bancorp, Inc. (the "Company" or "First Midwest") (NASDAQ NGS: FMBI), the holding company of First Midwest Bank (the "Bank"), today reported results of operations and financial condition for the second quarter of 2015. Net income for the second quarter of 2015 was $22.6 million, or $0.29 per share. This compares to $19.9 million, or $0.26 per share, for the first quarter of 2015, and $18.5 million, or $0.25 per share, for the second quarter of 2014.
SELECT HIGHLIGHTS

•	Increased earnings per share to $0.29, up 16% from the second quarter of 2014 and 12% from the first quarter of 2015.

•	Grew fee-based revenues to $32 million, up 17% from the second quarter of 2014 and 10% from the first quarter of 2015.

•	Improved efficiency ratio to 62%, compared to 64% for both the second quarter of 2014 and the first quarter of 2015.

•	Grew total loans, excluding covered loans, to nearly $7 billion at June 30, 2015, an increase of 16% from June 30, 2014 and 3% annualized from March 31, 2015.

•	Reduced non-performing assets to $75 million, down 29% from June 30, 2014 and 7% from March 31, 2015.

•	Grew average core deposits to nearly $7 billion, up 18% from June 30, 2014 and 3% from March 31, 2015.

•	Increased return on average tangible common equity to 12%, up from 10% for the second quarter of 2014 and 11% for the first quarter of 2015.
"Performance for the quarter was strong," said Michael L. Scudder, President and Chief Executive Officer of First Midwest Bancorp, Inc. "Quarterly earnings per share of $0.29 increased 12% from the first quarter of 2015, reflecting broad based revenue growth across all sales platforms and improved operating efficiency."
Mr. Scudder concluded, "As we look to the second half of the year, our priorities remain centered on strengthening our lines of business and efficiently growing and diversifying revenues. We continue to be sensitive to the expected rise in interest rates and committed to the underlying discipline required to navigate today's economy and the competitive lending environment. We are confident in our ability to leverage our culture, infrastructure and capital foundation to continue to grow and produce even stronger returns for our shareholders."

OPERATING PERFORMANCE
Net Interest Income and Margin Analysis
(Dollar amounts in thousands)

	Quarters Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)	Average Balance	Interest Earned/ Paid	Yield/ Rate (%)
Assets:
Other interest-earning assets	$669,556	$516	0.31	$522,232	$398	0.31	$532,900	$369	0.28
Securities (1)	1,177,516	9,792	3.33	1,218,117	10,411	3.42	1,131,114	10,284	3.64
Federal Home Loan Bank ("FHLB") and Federal Reserve Bank stock	38,748	368	3.80	37,822	357	3.78	35,517	348	3.92
Loans (1)(2)	6,815,781	76,573	4.51	6,740,399	74,186	4.46	5,902,953	63,901	4.34
Total interest-earning assets (1)	8,701,601	87,249	4.02	8,518,570	85,352	4.06	7,602,484	74,902	3.95
Cash and due from banks	133,180			124,730			117,108
Allowance for loan and covered loan losses	(73,865)			(73,484)			(79,071)
Other assets	881,613			891,925			776,148
Total assets	$9,642,529			$9,461,741			$8,416,669
Liabilities and Stockholders' Equity:
Interest-bearing core deposits (3)	$4,407,168	896	0.08	$4,313,802	927	0.09	$3,721,134	720	0.08
Time deposits	1,216,371	1,506	0.50	1,266,562	1,598	0.51	1,168,898	1,791	0.61
Borrowed funds	140,002	118	0.34	127,571	18	0.06	164,605	169	0.41
Senior and subordinated debt	200,999	3,134	6.25	200,910	3,144	6.35	190,981	3,016	6.33
Total interest-bearing liabilities	5,964,540	5,654	0.38	5,908,845	5,687	0.39	5,245,618	5,696	0.44
Demand deposits (3)	2,437,742			2,312,431			2,069,781
Total funding sources	8,402,282			8,221,276			7,315,399
Other liabilities	116,717			125,703			66,681
Stockholders' equity - common	1,123,530			1,114,762			1,034,589
Total liabilities and stockholders' equity	$9,642,529			$9,461,741			$8,416,669
Tax-equivalent net interest income/margin (1)		81,595	3.76		79,665	3.79		69,206	3.65
Tax-equivalent adjustment		(2,693)			(2,883)			(2,899)
Net interest income (GAAP)		$78,902			$76,782			$66,307

(1) Interest income and yields on tax-exempt securities and loans are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This non-GAAP financial measure assists management in comparing revenue from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded in income tax expense. These adjustments have no impact on net income.
(2) Includes loans acquired through Federal Deposit Insurance Corporation ("FDIC")-assisted transactions subject to loss sharing agreements ("covered loans") and a related FDIC indemnification asset.
(3) See the deposit portfolio section for further average balance detail by category.
For the second quarter of 2015, total average interest-earning assets rose $183.0 million from the first quarter of 2015 driven by loan growth and an increase in lower yielding other interest-earning assets, which was partially offset by a decrease in investment securities. Total average funding sources increased $181.0 million from the first quarter of 2015 as a result of seasonally higher levels of interest-bearing core deposits and demand deposits.
Compared to the second quarter of 2014, the $1.1 billion increase in total average interest-earning assets and total average funding sources reflects the impact of acquisitions during the second half of 2014 and organic loan growth over the course of the year.
Tax-equivalent net interest margin for the current quarter was 3.76%, decreasing 3 basis points from the first quarter of 2015 and increasing 11 basis points from the second quarter of 2014. Compared to the first quarter of 2015, the reduction in tax-equivalent net interest margin was impacted by higher levels of other interest-earning assets, the continued shift in the loan mix to floating rate loans, and the flattening of the yield curve, which was partially offset by acquired loan accretion income and interest rate swaps. Tax-equivalent net interest margin grew compared to the second quarter of 2014 due to acquired loan accretion income and interest rate swaps, partially offset by a decrease in accretion income on covered loans and the continued shift in the loan mix.

Noninterest Income Analysis
(Dollar amounts in thousands)

	Quarters Ended			June 30, 2015 Percent Change from
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014
Service charges on deposit accounts	$9,886	$9,271	$8,973	6.6	10.2
Wealth management fees	7,433	7,014	6,552	6.0	13.4
Card-based fees	6,953	6,402	5,969	8.6	16.5
Merchant servicing fees	2,938	2,665	2,916	10.2	0.8
Mortgage banking income	1,439	1,123	959	28.1	50.1
Other service charges, commissions, and fees	2,924	2,166	1,639	35.0	78.4
Total fee-based revenues	31,573	28,641	27,008	10.2	16.9
Net securities gains	515	512	4,517	0.6	(88.6)
Other income	1,900	1,948	1,727	(2.5)	10.0
Loss on early extinguishment of debt	—	—	(2,059)	—	(100.0)
Total noninterest income	$33,988	$31,101	$31,193	9.3	9.0

Total fee-based revenues of $31.6 million grew 10.2% compared to the first quarter of 2015 and 16.9% compared to the second quarter of 2014, reflecting growth across all categories.
Compared to the first quarter of 2015, the increase in service charges on deposit accounts was impacted by growth and seasonality in treasury management services and a seasonal rise in other consumer deposit transactions. The increase in card-based fees from the first quarter of 2015 reflects seasonally higher transaction volumes. Growth in service charges on deposit accounts and card-based fees compared to the second quarter of 2014 resulted primarily from services provided to customers acquired in the acquisitions completed during the second half of 2014.
Compared to both prior periods presented, continued sales of fiduciary and investment advisory services to new and existing customers drove the rise in wealth management fees. During the second quarter of 2015, we sold $51.9 million of 1-4 family mortgage loans in the secondary market compared to sales of $34.5 million in the first quarter of 2015 and $32.2 million in the second quarter of 2014. Fee income generated by sales of capital market products to commercial clients and gains realized on the sale of leasing equipment contracts contributed to the increase in other service charges, commissions, and fees compared to both prior periods presented.
Total noninterest income of $34.0 million grew 9.3% and 9.0% from the first quarter of 2015 and the second quarter of 2014, respectively. During the second quarter of 2014, the Company realized net securities gains of $4.5 million and a $2.1 million loss from the prepayment of $114.6 million in FHLB advances.

Noninterest Expense Analysis
(Dollar amounts in thousands)

	Quarters Ended			June 30, 2015 Percent Change from
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014
Salaries and employee benefits:
Salaries and wages	$33,096	$32,794	$28,403	0.9	16.5
Retirement and other employee benefits	7,198	7,922	6,158	(9.1)	16.9
Total salaries and employee benefits	40,294	40,716	34,561	(1.0)	16.6
Net occupancy and equipment expense	9,622	10,436	7,672	(7.8)	25.4
Professional services	5,322	5,109	5,691	4.2	(6.5)
Technology and related costs	3,527	3,687	3,104	(4.3)	13.6
Merchant card expense	2,472	2,197	2,383	12.5	3.7
Advertising and promotions	2,344	1,223	2,306	91.7	1.6
Net other real estate owned ("OREO") expense	1,861	1,204	1,569	54.6	18.6
Cardholder expenses	1,292	1,268	1,081	1.9	19.5
Other expenses	6,717	6,817	5,820	(1.5)	15.4
Acquisition and integration related expenses	—	—	830	—	(100.0)
Total noninterest expense	$73,451	$72,657	$65,017	1.1	13.0
Efficiency ratio (1)	62%	64%	64%

(1) The efficiency ratio expresses noninterest expense, excluding OREO expense, as a percentage of tax-equivalent net interest income plus total fee-based revenues, other income, and tax-equivalent adjusted BOLI income. In addition, acquisition and integration related expenses of $830,000 are excluded from the efficiency ratio for the second quarter of 2014. See the accompanying Non-GAAP Reconciliations for details on the calculation of the efficiency ratio.
The efficiency ratio improved to 62% in the second quarter of 2015 from 64% for both the first quarter of 2015 and the second quarter of 2014. Total noninterest expense increased 1.1% from the first quarter of 2015, reflecting the timing of advertising and certain OREO valuation expenses. The rise in total noninterest expense compared to the second quarter of 2014 was impacted by operating costs of the 21 banking locations acquired during the second half of 2014, of which four have been closed. These costs primarily occurred within salaries and employee benefits, net occupancy and equipment expense, technology and related costs, and other expenses.
Compared to the first quarter of 2015, the decline in net occupancy and equipment expense resulted from lower weather related costs such as snow removal and utilities.
The decrease in professional services compared to the second quarter of 2014 was driven by lower levels of loan remediation expenses and covered loan portfolio servicing costs.
Approximately half of the other expenses category consists of FDIC premiums and other intangible amortization expenses. Compared to the second quarter of 2014, the increase resulted primarily from other intangible amortization and other miscellaneous operating expenses related to the 2014 acquisitions.

LOAN PORTFOLIO AND ASSET QUALITY
Loan Portfolio Composition
(Dollar amounts in thousands)

	As of			June 30, 2015 Percent Change from
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015 (1)	June 30, 2014
Commercial and industrial	$2,366,056	$2,318,058	$2,073,018	8.3	14.1
Agricultural	377,410	368,836	330,626	9.3	14.2
Commercial real estate:
Office	488,863	488,263	444,956	0.5	9.9
Retail	432,880	437,751	377,427	(4.5)	14.7
Industrial	510,759	517,548	490,018	(5.2)	4.2
Multi-family	557,947	560,800	350,430	(2.0)	59.2
Construction	190,970	191,104	195,109	(0.3)	(2.1)
Other commercial real estate	871,119	881,026	798,324	(4.5)	9.1
Total commercial real estate	3,052,538	3,076,492	2,656,264	(3.1)	14.9
Total corporate loans	5,796,004	5,763,386	5,059,908	2.3	14.5
Home equity	599,320	599,543	485,085	(0.1)	23.5
1-4 family mortgages	283,562	285,758	241,156	(3.1)	17.6
Installment	113,382	92,834	57,308	88.5	97.8
Total consumer loans	996,264	978,135	783,549	7.4	27.1
Total loans, excluding covered loans	6,792,268	6,741,521	5,843,457	3.0	16.2
Covered loans	57,917	62,830	104,867	(31.3)	(44.8)
Total loans	$6,850,185	$6,804,351	$5,948,324	2.7	15.2

(1) Ratios are presented on an annualized basis.
Total loans, excluding covered loans, of $6.8 billion grew 3.0% on an annualized basis from March 31, 2015 and 16.2% from June 30, 2014. The loan growth from June 30, 2014 related to loans obtained in the 2014 acquisitions and organic growth.
Compared to March 31, 2015, growth was concentrated within our commercial and industrial and agricultural loan categories and reflects the continued expansion into select sector-based lending areas such as asset-based lending and leasing.

Asset Quality
(Dollar amounts in thousands)

	As of			June 30, 2015 Percent Change from
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014
Asset quality, excluding covered loans and covered OREO
Non-accrual loans	$45,009	$48,077	$66,728	(6.4)	(32.5)
90 days or more past due loans	2,744	3,564	3,533	(23.0)	(22.3)
Total non-performing loans	47,753	51,641	70,261	(7.5)	(32.0)
Accruing troubled debt restructurings ("TDRs")	3,067	3,581	5,697	(14.4)	(46.2)
OREO	24,471	26,042	30,331	(6.0)	(19.3)
Total non-performing assets	$75,291	$81,264	$106,289	(7.4)	(29.2)
30-89 days past due loans	$28,625	$18,631	$24,167
Non-accrual loans to total loans	0.66%	0.71%	1.14%
Non-performing loans to total loans	0.70%	0.77%	1.20%
Non-performing assets to total loans plus OREO	1.10%	1.20%	1.81%
Allowance for Credit Losses
Allowance for loan and covered loan losses	$71,463	$70,990	$78,326
Reserve for unfunded commitments	1,816	1,816	1,616
Total allowance for credit losses	$73,279	$72,806	$79,942
Allowance for credit losses to total loans (1)	1.07%	1.07%	1.34%
Allowance for credit losses to non-accrual loans, excluding covered loans	152.01%	139.62%	105.80%

(1) Acquired loans are recorded at fair value as of the acquisition date with no allowance for credit losses being established. Included within total loans are loans acquired during 2014 which totaled $587.0 million at June 30, 2015 and $660.9 million and March 31, 2015. These loans have an allowance for loan loss of $821,000 that was established during the second quarter of 2015. In addition, there was a remaining acquisition adjustment of $17.5 million and $22.4 million at June 30, 2015 and March 31, 2015, respectively. This acquisition adjustment represents the difference between the contractual loan balances and the carrying value of these loans.
Total non-performing assets, excluding covered loans and covered OREO, decreased by $6.0 million, or 7.4%, from March 31, 2015 and $31.0 million, or 29.2%, from June 30, 2014.

Charge-Off Data
(Dollar amounts in thousands)

	Quarters Ended
	June 30, 2015	% of Total	March 31, 2015	% of Total	June 30, 2014	% of Total
Net loan charge-offs (1):
Commercial and industrial	$3,273	59.2	$6,657	80.6	$1,840	24.1
Agricultural	—	—	—	—	—	—
Office, retail, and industrial	1,862	33.7	(166)	(2.0)	3,221	42.1
Multi-family	466	8.4	24	0.3	265	3.5
Construction	(188)	(3.4)	(17)	(0.2)	232	3.0
Other commercial real estate	(603)	(10.9)	1,051	12.7	472	6.2
Consumer	432	7.8	479	5.8	1,615	21.1
Covered	285	5.2	228	2.8	2	—
Total net loan charge-offs	$5,527	100.0	$8,256	100.0	$7,647	100.0

Net loan charge-offs to average loans, annualized:
Quarter-to-date	0.33%		0.50%		0.52%
Year-to-date	0.41%		0.50%		0.49%

(1) Amounts represent charge-offs, net of recoveries.
Total net loan charge-offs for the second quarter of 2015 were 33 basis points of average loans, or $5.5 million, decreasing from 50 basis points for the first quarter of 2015 and 52 basis points for the second quarter of 2014.

DEPOSIT PORTFOLIO

Deposits – Average Balances
(Dollar amounts in thousands)

	Quarters Ended			June 30, 2015 Percent Change from
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014
Demand deposits	$2,437,742	$2,312,431	$2,069,781	5.4	17.8
Savings deposits	1,470,441	1,426,546	1,189,722	3.1	23.6
NOW accounts	1,379,508	1,365,494	1,196,712	1.0	15.3
Money market accounts	1,557,219	1,521,762	1,334,700	2.3	16.7
Core deposits	6,844,910	6,626,233	5,790,915	3.3	18.2
Time deposits and other	1,216,371	1,266,562	1,168,898	(4.0)	4.1
Total deposits	$8,061,281	$7,892,795	$6,959,813	2.1	15.8

Average core deposits of $6.8 billion for the second quarter of 2015 increased 3.3% and 18.2% compared to the first quarter of 2015 and the second quarter of 2014, respectively. The rise in average core deposits compared to the first quarter of 2015 resulted primarily from a seasonal increase in average municipal deposits of nearly $135.0 million. Compared to the second quarter of 2014, the rise was due primarily to deposits assumed in the acquisitions completed during the second half of 2014, which further strengthened the Company's core deposit base.

CAPITAL MANAGEMENT

Capital Ratios
(Dollar amounts in thousands)

	As of
	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014
Company regulatory capital ratios: (1)
Total capital to risk-weighted assets	11.37%	11.23%	11.23%	12.20%
Tier 1 capital to risk-weighted assets	10.49%	10.35%	10.19%	10.97%
Tier 1 common capital to risk-weighted assets	9.93%	9.79%	N/A	N/A
Tier 1 leverage to average assets	9.34%	9.32%	9.03%	9.61%
Company tangible common equity ratios (2)(3):
Tangible common equity to tangible assets	8.32%	8.54%	8.41%	9.52%
Tangible common equity, excluding other comprehensive loss, to tangible assets	8.54%	8.68%	8.59%	9.71%
Tangible common equity to risk-weighted assets	9.55%	9.51%	9.73%	10.74%

N/A - Not applicable.

(1) Basel III Capital Rules became effective for the Company on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure, Tier 1 common capital to risk-weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules and prior periods presented are reported using the regulatory guidance applicable at that time.
(2) Ratio is not subject to formal Federal Reserve regulatory guidance.
(3) Tangible common equity ("TCE") represents common stockholders' equity less goodwill and identifiable intangible assets. In management's view, Tier 1 common capital and TCE measures are meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with competitors. See the accompanying Non-GAAP Reconciliations for details of the calculation of these ratios.
The Company's capital ratios increased from March 31, 2015 driven primarily by growth in retained earnings. The decline in capital ratios compared to June 30, 2014 resulted from the addition of risk-weighted and average assets, including goodwill and other intangible assets, related to acquisitions. These declines were partially offset by earnings and an increase in allowable deferred tax assets.
The Board of Directors approved a quarterly cash dividend of $0.09 per common share during the second quarter of 2015, which follows a dividend increase from $0.08 to $0.09 per common share during the first quarter of 2015.

Conference Call
A conference call to discuss the Company's results, outlook, and related matters will be held on Wednesday, July 22, 2015 at 10:00 A.M. (ET). Members of the public who would like to listen to the conference call should dial (877) 507-0639 (U.S. domestic) or (412) 317-6003 (International) and ask for the First Midwest Bancorp, Inc. Earnings Conference Call. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company's website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company's website or by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (International) conference I.D. 10068552 beginning one hour after completion of the live call until 9:00 A.M. (ET) on July 29, 2015. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.
Press Release and Additional Information Available on Website
This press release and the accompanying unaudited Selected Financial Information are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com/investorrelations.
Forward-Looking Statements
This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "probable," "potential," "possible," "target," or "continue" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and we caution you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, anticipated trends in our business, regulatory developments, acquisition transactions, including estimated synergies, cost savings and financial benefits of pending or consummated transactions, and growth strategies, including possible future acquisitions. These statements are subject to certain risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, you should refer to the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2014, as well as our subsequent filings made with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could adversely impact our business and financial performance.
Non-GAAP Financial Information
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practice within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. See the following reconciliations for details on the calculation of these measures to the extent presented herein.

About the Company
First Midwest, with assets of $9.9 billion, is a relationship-focused financial institution and one of Illinois' largest independent publicly-traded banking companies. First Midwest's principal subsidiary, First Midwest Bank, and other affiliates provide a full range of business, middle-market and retail banking as well as wealth management services through over 100 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest was recognized for the second year in a row by J.D. Power as having the "Highest Customer Satisfaction with Retail Banking in the Midwest"* according to the 2015 Retail Banking Satisfaction StudySM. First Midwest's website is www.firstmidwest.com.
* First Midwest Bank received the highest numerical score among retail banks in the Midwest region in the proprietary J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. The 2015 study is based on 82,030 total responses measuring 20 providers in the Midwest region (IA, IL, KS, MO, WI) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed April 2014 - February 2015. Your experiences may vary. Visit JDPower.com.
Contact Information

Investors:	Paul F. Clemens EVP and Chief Financial Officer (630) 875-7347 paul.clemens@firstmidwest.com	Media:	James M. Roolf SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

Accompanying Unaudited Selected Financial Information

Consolidated Statements of Financial Condition (Unaudited) (Dollar amounts in thousands)
	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Period-End Balance Sheet
Assets
Cash and due from banks	$135,546	$126,450	$117,315	$125,977	$155,099
Interest-bearing deposits in other banks	811,287	492,607	488,947	550,606	322,874
Trading securities, at fair value	18,172	18,374	17,460	17,928	18,231
Securities available-for-sale, at fair value	1,142,407	1,151,603	1,187,009	997,420	1,050,475
Securities held-to-maturity, at amortized cost	24,292	25,861	26,555	26,776	26,471
FHLB and FRB stock	38,748	38,748	37,558	35,588	35,588
Loans, excluding covered loans:
Commercial and industrial	2,366,056	2,318,058	2,253,556	2,208,166	2,073,018
Agricultural	377,410	368,836	358,249	347,511	330,626
Commercial real estate:
Office, retail, and industrial	1,432,502	1,443,562	1,478,379	1,422,522	1,312,401
Multi-family	557,947	560,800	564,421	559,689	350,430
Construction	190,970	191,104	204,236	193,445	195,109
Other commercial real estate	871,119	881,026	887,897	871,825	798,324
Home equity	599,320	599,543	543,185	517,446	485,085
1-4 family mortgages	283,562	285,758	291,463	238,172	241,156
Installment	113,382	92,834	76,032	69,428	57,308
Total loans, excluding covered loans	6,792,268	6,741,521	6,657,418	6,428,204	5,843,457
Covered loans	57,917	62,830	79,435	90,875	104,867
Allowance for loan and covered loan losses	(71,463)	(70,990)	(72,694)	(73,106)	(78,326)
Net loans	6,778,722	6,733,361	6,664,159	6,445,973	5,869,998
OREO, excluding covered OREO	24,471	26,042	26,898	29,165	30,331
Covered OREO	3,759	7,309	8,068	9,277	9,825
FDIC indemnification asset	7,335	8,540	8,452	8,699	10,276
Premises, furniture, and equipment, net	128,621	128,698	131,109	123,473	118,305
Investment in BOLI	207,814	207,190	206,498	195,270	194,502
Goodwill and other intangible assets	332,223	333,202	334,199	318,511	274,962
Accrued interest receivable and other assets	209,630	200,611	190,912	211,688	188,310
Total assets	$9,863,027	$9,498,596	$9,445,139	$9,096,351	$8,305,247
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,508,316	$2,339,492	$2,301,757	$2,295,679	$2,025,666
Interest-bearing deposits	5,704,355	5,575,187	5,586,001	5,320,454	4,869,584
Total deposits	8,212,671	7,914,679	7,887,758	7,616,133	6,895,250
Borrowed funds	189,036	131,200	137,994	132,877	104,201
Senior and subordinated debt	201,039	200,954	200,869	191,028	190,996
Accrued interest payable and other liabilities	135,324	135,813	117,743	106,637	75,362
Stockholders' equity	1,124,957	1,115,950	1,100,775	1,049,676	1,039,438
Total liabilities and stockholders' equity	$9,863,027	$9,498,596	$9,445,139	$9,096,351	$8,305,247
Stockholders' equity, excluding AOCI	$1,146,189	$1,128,755	$1,116,630	$1,068,528	$1,054,709
Stockholders' equity, common	1,124,957	1,115,950	1,100,775	1,049,676	1,039,438

Condensed Consolidated Statements of Income (Unaudited) (Dollar amounts in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
Income Statement
Interest income	$84,556	$82,469	$81,309	$76,862	$72,003	$167,025	$141,693
Interest expense	5,654	5,687	5,490	5,831	5,696	11,341	11,691
Net interest income	78,902	76,782	75,819	71,031	66,307	155,684	130,002
Provision for loan and covered loan losses	6,000	6,552	1,659	10,727	5,341	12,552	6,782
Net interest income after provision for loan and covered loan losses	72,902	70,230	74,160	60,304	60,966	143,132	123,220
Noninterest Income
Service charges on deposit accounts	9,886	9,271	10,015	9,902	8,973	19,157	16,993
Wealth management fees	7,433	7,014	6,744	6,721	6,552	14,447	13,009
Card-based fees	6,953	6,402	6,390	6,646	5,969	13,355	11,304
Merchant servicing fees	2,938	2,665	2,703	2,932	2,916	5,603	5,625
Mortgage banking income	1,439	1,123	812	1,125	959	2,562	2,074
Other service charges, commissions, and fees	2,924	2,166	2,700	2,334	1,639	5,090	3,052
Total fee-based revenues	31,573	28,641	29,364	29,660	27,008	60,214	52,057
Net securities gains (losses)	515	512	(63)	2,570	4,517	1,027	5,590
Other income	1,900	1,948	1,767	923	1,727	3,848	2,855
Gains on sales of properties	—	—	—	3,954	—	—	—
Loss on early extinguishment of debt	—	—	—	—	(2,059)	—	(2,059)
Total noninterest income	33,988	31,101	31,068	37,107	31,193	65,089	58,443
Noninterest Expense
Salaries and employee benefits:
Salaries and wages	33,096	32,794	32,640	28,152	28,403	65,890	55,786
Retirement and other employee benefits	7,198	7,922	7,660	7,319	6,158	15,120	12,266
Total salaries and employee benefits	40,294	40,716	40,300	35,471	34,561	81,010	68,052
Net occupancy and equipment expense	9,622	10,436	9,479	8,639	7,672	20,058	17,063
Professional services	5,322	5,109	6,664	5,692	5,691	10,431	11,080
Technology and related costs	3,527	3,687	3,444	3,253	3,104	7,214	6,178
Merchant card expense	2,472	2,197	2,203	2,396	2,383	4,669	4,596
Advertising and promotions	2,344	1,223	2,418	1,822	2,306	3,567	3,919
Net OREO expense	1,861	1,204	2,544	1,406	1,569	3,065	3,125
Cardholder expenses	1,292	1,268	1,036	1,120	1,081	2,560	2,095
Other expenses	6,717	6,817	7,446	6,766	5,820	13,534	11,747
Acquisition and integration related expense	—	—	9,294	3,748	830	—	830
Total noninterest expense	73,451	72,657	84,828	70,313	65,017	146,108	128,685
Income before income tax expense	33,439	28,674	20,400	27,098	27,142	62,113	52,978
Income tax expense	10,865	8,792	5,807	8,549	8,642	19,657	16,814
Net income	$22,574	$19,882	$14,593	$18,549	$18,500	$42,456	$36,164
Net income applicable to common shares	$22,325	$19,654	$14,454	$18,307	$18,270	$41,979	$35,709
Net income applicable to common shares, excluding acquisition and integration related expenses	$22,325	$19,654	$20,030	$20,556	$18,768	$41,979	$36,207

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the Quarters Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
Earnings Per Share
Basic earnings per common share ("EPS")	$0.29	$0.26	$0.19	$0.25	$0.25	$0.55	$0.48
Diluted EPS	$0.29	$0.26	$0.19	$0.25	$0.25	$0.55	$0.48
Diluted EPS, excluding acquisition and integration related expenses	$0.29	$0.26	$0.27	$0.28	$0.25	$0.55	$0.49
Common Stock and Related Per Common Share Data
Book value	$14.43	$14.31	$14.17	$13.94	$13.81	$14.43	$13.81
Tangible book value	10.17	10.04	9.87	9.71	10.16	10.17	10.16
Dividends declared per share	0.09	0.09	0.08	0.08	0.08	0.18	0.15
Closing price at period end	18.97	17.37	17.11	16.09	17.03	18.97	17.03
Closing price to book value	1.3	1.2	1.2	1.2	1.2	1.3	1.2
Period end shares outstanding	77,961	77,957	77,695	75,295	75,273	77,961	75,273
Period end treasury shares	10,267	10,271	10,533	10,492	10,514	10,267	10,514
Common dividends	$7,022	$7,011	$6,206	$6,027	$6,025	$14,033	$11,297
Key Ratios/Data
Return on average common equity (1)	7.97%	7.15%	5.35%	6.91%	7.08%	7.56%	7.03%
Return on average tangible common equity (1)	11.62%	10.52%	7.89%	9.73%	9.85%	11.07%	9.84%
Return on average tangible common equity, excluding acquisition and integration related expenses (1)	11.62%	10.52%	10.83%	10.90%	10.12%	11.07%	9.97%
Return on average assets (1)	0.94%	0.85%	0.63%	0.84%	0.88%	0.90%	0.87%
Efficiency ratio	61.70%	64.46%	66.09%	62.02%	63.60%	63.05%	65.09%
Net interest margin (2)	3.76%	3.79%	3.76%	3.72%	3.65%	3.77%	3.63%
Loans-to-deposits	83.41%	85.97%	85.41%	85.60%	86.27%	83.41%	86.27%
Yield on average interest-earning assets (2)	4.02%	4.06%	4.02%	4.01%	3.95%	4.04%	3.94%
Cost of funds	0.38%	0.39%	0.38%	0.43%	0.44%	0.39%	0.45%
Net noninterest expense to average assets	1.66%	1.80%	2.31%	1.80%	1.73%	1.73%	1.78%
Effective income tax rate	32.50%	30.66%	28.47%	31.55%	31.84%	31.65%	31.74%
Capital Ratios
Total capital to risk-weighted assets	11.37%	11.23%	11.23%	10.94%	12.20%	11.37%	12.20%
Tier 1 capital to risk-weighted assets	10.49%	10.35%	10.19%	9.86%	10.97%	10.49%	10.97%
Tier 1 common capital to risk-weighted assets (CET1) (3)	9.93%	9.79%	N/A	N/A	N/A	9.93%	N/A
Tier 1 leverage to average assets	9.34%	9.32%	9.03%	8.93%	9.61%	9.34%	9.61%
Tangible common equity to tangible assets	8.32%	8.54%	8.41%	8.33%	9.52%	8.32%	9.52%
Tangible common equity, excluding AOCI, to tangible assets	8.54%	8.68%	8.59%	8.54%	9.71%	8.54%	9.71%
Tangible common equity to risk-weighted assets	9.55%	9.51%	9.73%	9.57%	10.74%	9.55%	10.74%
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the Quarters Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
Asset Quality Performance Data
Non-performing assets (4)
Commercial and industrial	$11,100	$12,913	$22,693	$19,696	$22,629	$11,100	$22,629
Agricultural	317	358	360	361	363	317	363
Office, retail, and industrial	12,599	11,363	12,939	16,963	16,423	12,599	16,423
Multi-family	1,287	700	754	1,536	1,572	1,287	1,572
Construction	4,940	7,488	6,981	7,082	5,077	4,940	5,077
Other commercial real estate	5,513	5,915	6,970	7,912	7,930	5,513	7,930
Consumer	9,253	9,340	9,274	10,978	12,734	9,253	12,734
Total non-accrual loans	45,009	48,077	59,971	64,528	66,728	45,009	66,728
90 days or more past due loans	2,744	3,564	1,173	6,062	3,533	2,744	3,533
Total non-performing loans	47,753	51,641	61,144	70,590	70,261	47,753	70,261
Accruing troubled debt restructurings	3,067	3,581	3,704	5,449	5,697	3,067	5,697
Other real estate owned	24,471	26,042	26,898	29,165	30,331	24,471	30,331
Total non-performing assets	$75,291	$81,264	$91,746	$105,204	$106,289	$75,291	$106,289
30-89 days past due loans (4)	$28,625	$18,631	$20,073	$17,321	$24,167	$28,625	$24,167
Allowance for credit losses
Allowance for loan losses	$66,602	$65,311	$65,468	$64,457	$68,983	$66,602	$68,983
Allowance for covered loan losses	4,861	5,679	7,226	8,649	9,343	4,861	9,343
Reserve for unfunded commitments	1,816	1,816	1,816	1,616	1,616	1,816	1,616
Total allowance for credit losses	$73,279	$72,806	$74,510	$74,722	$79,942	$73,279	$79,942
Provision for loan and covered loan losses	$6,000	$6,552	$1,659	$10,727	$5,341	$12,552	$6,782
Net charge-offs by category
Commercial and industrial	$3,273	$6,657	$1,217	$9,047	$1,840	$9,930	$3,207
Agricultural	—	—	—	—	—	—	153
Commercial real estate:
Office, retail, and industrial	1,862	(166)	143	2,459	3,221	1,696	4,246
Multi-family	466	24	476	26	265	490	354
Construction	(188)	(17)	(6)	157	232	(205)	735
Other commercial real estate	(603)	1,051	(247)	1,255	472	448	2,099
Consumer	432	479	342	2,998	1,615	911	3,505
Net charge-offs, excluding covered loans	5,242	8,028	1,925	15,942	7,645	13,270	14,299
Charge-offs on covered loans	285	228	146	5	2	513	(338)
Total net charge-offs	$5,527	$8,256	$2,071	$15,947	$7,647	$13,783	$13,961
Total recoveries included above	$2,579	$1,797	$2,669	$1,159	$1,133	$4,376	$4,377
Asset Quality ratios (4)
Non-accrual loans to total loans	0.66%	0.71%	0.90%	1.00%	1.14%	0.66%	1.14%
Non-performing loans to total loans	0.70%	0.77%	0.92%	1.10%	1.20%	0.70%	1.20%
Non-performing assets to total loans plus OREO	1.10%	1.20%	1.37%	1.63%	1.81%	1.10%	1.81%
Non-performing assets to tangible common equity plus allowance for credit losses	8.69%	9.56%	11.00%	13.20%	12.73%	8.69%	12.73%
Non-accrual loans to total assets	0.46%	0.51%	0.64%	0.72%	0.82%	0.46%	0.82%
Allowance for credit losses and net charge-off ratios
Allowance for credit losses to total loans (5)	1.07%	1.07%	1.11%	1.15%	1.34%	1.07%	1.34%
Allowance for credit losses to non-accrual loans (4)	152.01%	139.62%	112.19%	102.39%	105.80%	152.01%	105.80%
Allowance for credit losses to non-performing loans (4)	143.27%	129.99%	110.04%	93.60%	100.48%	143.27%	100.48%
Net charge-offs to average loans (1)	0.33%	0.50%	0.13%	1.01%	0.53%	0.41%	0.51%
Footnotes to Selected Financial Information

(1)	Annualized based on the actual number of days for each period presented.

(2)	Tax equivalent basis reflects federal and state tax benefits.

(3)
Basel III Capital Rules became effective for the Company on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure, Tier 1 common capital to risk weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules and prior periods presented are reported using the regulatory guidance applicable at that time.

(4)	Excludes covered loans and covered OREO.

(5)
Acquired loans are recorded at fair value as of the acquisition date with no allowance for credit losses being established. Included within total loans are loans acquired during 2014 which totaled $587.0 million at June 30, 2015, $660.9 million and March 31, 2015, $718.3 million at December 31, 2014, and $533.2 million at September 30, 2014. These loans have an allowance for loan loss of $821,000 that was established during the second quarter of 2015. In addition, there was a remaining acquisition adjustment of $17.5 million at June 30, 2015, $22.4 million at March 31, 2015, $24.7 million at December 31, 2014, and $13.6 million at September 30, 2014. This acquisition adjustment represents the difference between the contractual loan balances and the carrying value of these loans.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
Earnings Per Share
Net income	$22,574	$19,882	$14,593	$18,549	$18,500	$42,456	$36,164
Net income applicable to non-vested restricted shares	(249)	(228)	(139)	(242)	(230)	(477)	(455)
Net income applicable to common shares	22,325	19,654	14,454	18,307	18,270	41,979	35,709
Tax-equivalent acquisition and integration related expenses	—	—	5,576	2,249	498	—	498
Net income applicable to common shares, excluding acquisition and integration related expenses	$22,325	$19,654	$20,030	$20,556	$18,768	$41,979	$36,207
Weighted-average common shares outstanding:
Weighted-average common shares outstanding (basic)	77,089	76,918	75,119	74,341	74,322	77,004	74,235
Dilutive effect of common stock equivalents	12	12	12	11	11	12	12
Weighted-average diluted common shares outstanding	77,101	76,930	75,131	74,352	74,333	77,016	74,247
Basic earnings per common share ("EPS")	$0.29	$0.26	$0.19	$0.25	$0.25	$0.55	$0.48
Diluted EPS	$0.29	$0.26	$0.19	$0.25	$0.25	$0.55	$0.48
Diluted EPS, excluding acquisition and integration related expenses	$0.29	$0.26	$0.27	$0.28	$0.25	$0.55	$0.49
Anti-dilutive shares not included in the computation of diluted earnings per common share	768	948	1,146	1,155	1,177	857	1,246
Efficiency Ratio Calculation
Noninterest expense	$73,451	$72,657	$84,828	$70,313	$65,017	$146,108	$128,685
Less:
Net OREO expense	(1,861)	(1,204)	(2,544)	(1,406)	(1,569)	(3,065)	(3,125)
Acquisition and integration related expenses	—	—	(9,294)	(3,748)	(830)	—	(830)
Total	$71,590	$71,453	$72,990	$65,159	$62,618	$143,043	$124,730
Tax-equivalent net interest income (1)	$81,595	$79,665	$78,742	$73,970	$69,206	$161,260	$135,877
Fee-based revenues	31,573	28,641	29,364	29,660	27,008	60,214	52,057
Add:
Other income, excluding BOLI income	446	1,065	924	156	954	1,511	1,592
Tax-adjusted BOLI (BOLI/.6)	2,423	1,472	1,405	1,278	1,288	3,895	2,105
Total	$116,037	$110,843	$110,435	$105,064	$98,456	$226,880	$191,631
Efficiency ratio	61.70%	64.46%	66.09%	62.02%	63.60%	63.05%	65.09%
Tax Equivalent Net Interest Income
Net interest income	$78,902	$76,782	$75,819	$71,031	$66,307	$155,684	$130,002
Tax equivalent adjustment	2,693	2,883	2,923	2,939	2,899	5,576	5,875
Tax-equivalent net interest income (1)	$81,595	$79,665	$78,742	$73,970	$69,206	$161,260	$135,877

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the Quarters Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
Risk-Based Capital Data
Common stock	$882	$882	$882	$858	$858	$882	$858
Additional paid-in capital	443,558	441,689	449,798	408,789	407,895	443,558	407,895
Retained earnings	927,939	912,387	899,516	891,129	878,607	927,939	878,607
Treasury stock, at cost	(226,190)	(226,203)	(233,566)	(232,248)	(232,651)	(226,190)	(232,651)
Goodwill and other intangible assets	(319,243)	(319,635)	(334,199)	(318,511)	(274,962)	(319,243)	(274,962)
Disallowed deferred tax assets (CET1) (2)	(3,046)	(3,354)	(30,638)	(33,473)	(35,861)	(3,046)	(35,861)
Common equity Tier 1 capital	823,900	805,766	751,793	716,544	743,886	823,900	743,886
Trust preferred securities	50,690	50,690	50,690	36,690	36,690	50,690	36,690
Disallowed deferred tax assets (other) (2)	(4,568)	(5,030)	N/A	N/A	N/A	(4,568)	N/A
Tier 1 capital	870,022	851,426	802,483	753,234	780,576	870,022	780,576
Tier 2 capital	73,279	72,806	82,209	82,421	87,641	73,279	87,641
Total capital	$943,301	$924,232	$884,692	$835,655	$868,217	$943,301	$868,217
Risk-weighted assets	$8,296,679	$8,229,627	$7,876,754	$7,640,487	$7,116,599	$8,296,679	$7,116,599
Adjusted average assets	$9,318,347	$9,134,320	$8,884,045	$8,433,363	$8,123,488	$9,318,347	$8,123,488
Total capital to risk-weighted assets	11.37%	11.23%	11.23%	10.94%	12.20%	11.37%	12.20%
Tier 1 capital to risk-weighted assets	10.49%	10.35%	10.19%	9.86%	10.97%	10.49%	10.97%
Tier 1 common capital to risk-weighted assets (CET1)	9.93%	9.79%	N/A	N/A	N/A	9.93%	N/A
Tier 1 leverage to average assets	9.34%	9.32%	9.03%	8.93%	9.61%	9.34%	9.61%
Tangible Common Equity
Stockholders' equity	$1,124,957	$1,115,950	$1,100,775	$1,049,676	$1,039,438	$1,124,957	$1,039,438
Less: goodwill and other intangible assets	(332,223)	(333,202)	(334,199)	(318,511)	(274,962)	(332,223)	(274,962)
Tangible common equity	792,734	782,748	766,576	731,165	764,476	792,734	764,476
Less: accumulated other comprehensive income ("AOCI")	21,232	12,805	15,855	18,852	15,271	21,232	15,271
Tangible common equity, excluding AOCI	$813,966	$795,553	$782,431	$750,017	$779,747	$813,966	$779,747
Total assets	$9,863,027	$9,498,596	$9,445,139	$9,096,351	$8,305,247	$9,863,027	$8,305,247
Less: intangible assets	(332,223)	(333,202)	(334,199)	(318,511)	(274,962)	(332,223)	(274,962)
Total tangible assets	$9,530,804	$9,165,394	$9,110,940	$8,777,840	$8,030,285	$9,530,804	$8,030,285
Tangible common equity to tangible assets	8.32%	8.54%	8.41%	8.33%	9.52%	8.32%	9.52%
Tangible common equity, excluding AOCI, to tangible assets	8.54%	8.68%	8.59%	8.54%	9.71%	8.54%	9.71%
Tangible common equity to risk-weighted assets	9.55%	9.51%	9.73%	9.57%	10.74%	9.55%	10.74%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the Quarters Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
Return on Average Common and Tangible Common Equity
Net income applicable to common shares	$22,325	$19,654	$14,454	$18,307	$18,270	$41,979	$35,709
Tax-equivalent intangibles amortization	587	599	505	386	386	1,186	843
Net income applicable to common shares, excluding intangibles amortization	22,912	20,253	14,959	18,693	18,656	43,165	36,552
Tax-equivalent acquisition and integration related expenses	—	—	5,576	2,249	498	—	498
Net income applicable to common shares, excluding intangibles amortization and acquisition and integration related expenses	$22,912	$20,253	$20,535	$20,942	$19,154	$43,165	$37,050
Average stockholders' equity	$1,123,530	$1,114,762	$1,072,682	$1,050,881	$1,034,589	$1,119,170	$1,025,049
Less: average intangible assets	(332,694)	(333,684)	(320,533)	(288,975)	(275,273)	(333,186)	(275,613)
Average tangible common equity	$790,836	$781,078	$752,149	$761,906	$759,316	$785,984	$749,436
Return on average common equity (3)	7.97%	7.15%	5.35%	6.91%	7.08%	7.56%	7.03%
Return on average tangible common equity (3)	11.62%	10.52%	7.89%	9.73%	9.85%	11.07%	9.84%
Return on average tangible common equity, excluding acquisition and integration related expenses (3)	11.62%	10.52%	10.83%	10.90%	10.12%	11.07%	9.97%
Footnotes to Non-GAAP Reconciliations

(1)	Tax equivalent basis reflects federal and state tax benefits.

(2)
Basel III Capital Rules became effective for the Company on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure, Tier 1 common capital to risk-weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules and prior periods presented are reported using the regulatory guidance applicable at that time.

(3)	Annualized based on the actual number of days for each period presented.